QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on June 9, 2005

No. 333-125424

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NAVISTAR INTERNATIONAL CORPORATION*
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3711 (Primary Standard Industrial Classification Code Number)	36-3359573 (I.R.S. Employer Identification No.)

4201 Winfield Road
P.O. Box 1488
Warrenville, Illinois 60555
Telephone: (630) 753-5000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Steven K. Covey
Senior Vice President and General Counsel
P.O. Box 1488
Warrenville, Illinois 60555
Telephone: (630) 753-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Dennis M. Myers, P.C.
Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
Telephone: (312) 861-2000

        *The co-registrant listed below is also included in this Form S-4 Registration Statement as an additional registrant. The co-registrant is the principal operating subsidiary of the registrant and the guarantor of the notes to be registered hereby.

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

        If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

6 1/4% Senior Notes due 2012, Series B	$400,000,000	100%	$400,000,000	$47,080.00(1)

Guarantee of Senior Notes(2)	$400,000,000	—	—	(3)

(1)
Calculated in accordance with Rule 457 under the Securities Act of 1933, as amended. Amount was previously paid by the Registrant.
(2)
The subsidiary guarantor is a wholly owned direct subsidiary of the Registrant.
(3)
Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantee being registered hereby.

        The registrant and the co-registrant hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant and the co-registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

Exact Name of Co-Registrant*	Jurisdiction of Formation	I.R.S. Employer Identification No.

International Truck and Engine Corporation	Delaware	36-1264810

*
The address for the Co-Registrant is c/o 4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois 60555, telephone (630) 753-5000. The primary standard industrial classification number for the Co-Registrant is 3711.

Explanatory Note

        This Amendment No. 1 to Form S-4 Registration Statement (No. 333-125424) is being filed to file certain exhibits to the Registration Statement.

Part II

Information not required in prospectus

Item 20. Indemnification of directors and officers.

        The following is a summary of the statutes, charter and bylaw provisions or other arrangements under which the Registrants' directors and officers are insured or indemnified against liability in their capacities as such.

Registrants incorporated under Delaware law

        The Registrants are incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnify may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceedings, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceedings, had no reasonable cause to believe that his conduct was illegal.

        A Delaware corporation may also indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnify may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement or such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. To the extent that an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred in connection with such defense.

        Under Article Ninth of Navistar International Corporation's Certificate of Incorporation and Article XII of its By-Laws, as amended, Navistar International Corporation shall indemnify any person who was or is made a party or is threatened to be made party to or is otherwise involved in any action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of Navistar

International Corporation (including any predecessor corporation of Navistar International Corporation), or is or was serving at the request of Navistar International Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by the General Corporation Law of the State of Delaware. Such right of indemnification shall be a contract right and shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire under any statute, Navistar International Corporation's Certificate of Incorporation, Navistar International Corporation's By-Laws, agreement vote of stockholders or disinterested directors or otherwise.

        Under Article Eleventh of International Truck and Engine Corporation's By-Laws, as amended, International Truck and Engine Corporation shall indemnify any person who was or is made a party or is threatened to be made party to or is otherwise involved in any action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of International Truck and Engine Corporation (including any predecessor corporation of International Truck and Engine Corporation), or is or was serving at the request of International Truck and Engine Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by the General Corporation Law of the State of Delaware. Such right of indemnification shall be a contract right and shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire under any statute, International Truck and Engine Corporation's Certificate of Incorporation, International Truck and Engine Corporation's By-Laws, agreement vote of stockholders or disinterested directors or otherwise.

        In addition, Section 102 of the General Corporation Law of the State of Delaware allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except in the case where the director (i) breaches his duty of loyalty, (ii) fails to act in good faith, engages in intentional misconduct or knowingly violates a law, (iii) authorized the payment of a dividend or approves a stock repurchase in violation of the General Corporation Law of the State of Delaware or (iv) obtains an improper personal benefit. Article Eighth of Navistar International Corporation's Certificate of Incorporation and Article Eighth of International Truck and Engine Corporation's Certificate of Incorporation include a provision which eliminates directors' personal liability to the full extent permitted under the General Corporation Law of the State of Delaware. The Registrants maintain a policy of directors and officers liability insurance covering certain liabilities incurred by its directors and officers in connection with the performance of their duties.

Item 21. Exhibits and financial statement schedules.

  (a)
  Exhibits.

  Reference is made to the attached exhibit index.

  (b)
  Financial statement schedules.

  No financial statement schedules are required to be filed herewith pursuant to this Item.

Item 22. Undertakings.

  (a)
  The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that the undertakings set forth in clauses (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those clauses are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

    (2)
    That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the exchange offer.

  (b)
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (c)
  The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of the receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (d)
  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Signatures

Pursuant to the requirements of the Securities Act of 1933, Navistar International Corporation has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warrenville, State of Illinois on June 8, 2005.

NAVISTAR INTERNATIONAL CORPORATION
By:	/s/ ROBERT C. LANNERT Robert C. Lannert Vice Chairman and Chief Financial Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Capacity	Dates
/s/ DANIEL C. USTIAN Daniel C. Ustian	Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)	June 8, 2005
/s/ ROBERT C. LANNERT Robert C. Lannert	Vice Chairman and Chief Financial Officer and Director (Principal Financial Officer)	June 8, 2005
/s/ MARK T. SCHWETSCHENAU Mark T. Schwetschenau	Senior Vice President and Controller (Principal Accounting Officer)	June 8, 2005
* Y. Marc Belton	Director	June 8, 2005
* Eugenio Clariond	Director	June 8, 2005
* John D. Correnti	Director	June 8, 2005

* Dr. Abbie J. Griffin	Director	June 8, 2005
* Michael N. Hammes	Director	June 8, 2005
* James H. Keyes	Director	June 8, 2005
* David McAllister	Director	June 8, 2005
Southwood J. Morcott	Director
*
The undersigned, by signing his name hereto, does sign and execute this Amendment No. 1 to the Registration Statement pursuant to the Power of Attorney executed by the above-named officers and directors of Navistar International Corporation and previously filed with the Securities and Exchange Commission.

/s/ DANIEL C. USTIAN
Daniel C. Ustian Attorney-in-Fact	June 8, 2005

Signatures

Pursuant to the requirements of the Securities Act of 1933, International Truck and Engine Corporation has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warrenville, State of Illinois on June 8, 2005.

INTERNATIONAL TRUCK AND ENGINE CORPORATION
By:	/s/ DANIEL C. USTIAN Daniel C. Ustian Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Capacity	Dates
/s/ DANIEL C. USTIAN Daniel C. Ustian	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	June 8, 2005
/s/ ROBERT C. LANNERT Robert C. Lannert	Vice Chairman, Chief Executive Officer (Principal Financial Officer)	June 8, 2005
/s/ MARK T. SCHWETSCHENAU Mark T. Schwetschenau	Senior Vice President and Controller (Principal Accounting Officer)	June 8, 2005

Exhibit index

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of Navistar International Corporation effective July 1, 1993, filed as Exhibit 3.2 to Annual Report on Form 10-K dated October 31, 1993, which was filed on January 27, 1994, Commission File No. 1-9618, and amended as of May 4, 1998.
3.2
Certificate of Retirement of Stock filed with the Secretary of State for the State of Delaware effective July 30, 2003 retiring the Class B common stock of Navistar International Corporation in accordance with the Restated Certificate of Incorporation of Navistar International Corporation, filed as Exhibit 3.2 to Quarterly Report on Form 10-Q dated September 12, 2003, which was filed on September 12, 2003 on Commission File No. 001-09618.
3.3
The Amended and Restated By-Laws of Navistar International Corporation effective October 21, 2003, filed as Exhibit 3.3 to Annual Report on Form 10-K dated October 31, 2003, which was filed on December 19, 2003, Commission No. 001-09618.
4.1
Credit Agreement for $820,000,000 Revolving Credit and Competitive Advance Facility dated as of December 8, 2000, between Navistar Financial Corporation, Arrendadora Financiera Navistar, S.A. de C.V., Servicios Financieros Navistar, S.A. de C. V. and Navistar Comercial, S.A. de C.V., as borrowers, lenders party hereto, The Chase Manhattan Bank as Administrative Agent, Bank of America as Syndication Agent and Bank of Nova Scotia as Documentation Agent. Filed as Exhibit 10.05 to Navistar Financial Corporation's Form 10-Q dated March 15, 2001. Commission File No. 1-4146-1.
4.2
Guarantee, dated as of December 8, 2000, made by Navistar Financial Corporation, in favor of The Chase Manhattan Bank, as Administrative Agent, for the lenders parties to the Credit Agreement, dated as of December 8, 2000, among Navistar Financial Corporation and Arrendadora Financiera Navistar, S.A. de C.V., Servicios Financieros Navistar, S.A. de C. V. and Navistar Comercial, S.A. de C.V., the Lenders, Bank of America, N.A., as syndication agent, The Bank of Nova Scotia as documentation agent, and the Administrative Agent. Filed as Exhibit 10.07 to Navistar Financial Corporation's Form 10-Q dated March 15, 2001. Commission File No. 1-4146-1.
4.3
Indenture, dated as of May 31, 2001, by and between Navistar International Corporation, International Truck and Engine Corporation and BNY Midwest Trust Company, as Trustee, for 9 3/8% Senior Notes due 2006 for $400,000,000. Filed on Registration No. 333-64626 as Exhibit 4.3.
4.4
Note Purchase Agreement, dated as of June 15, 2001, as amended from time to time, between International Truck and Engine Corporation and the State of Wisconsin Investment Board for 9.95% Senior Notes due 2011 for $19,000,000. The Registrant agrees to furnish to the Commission upon request a copy of such agreement, which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).

4.5
555,000,000 Mexican Peso Credit Agreement dated as of July 25, 2001, as restructured as of May 14, 2004, by and among Servicios Financieros Navistar, S.A. de C. V., Arrendadora Financiera Navistar, S.A. de C. V., Navistar Comercial, S.A. de C.V. and Banco Nacional de Obras y Servicios Publicos, S.N.C. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601(b) (4)(iii).
4.6
First Supplement to Indenture, dated as of August 22, 2001, by and among Navistar International Corporation, International Truck and Engine Corporation and BNY Midwest Trust Company, as Trustee, for 9 3/8% Senior Notes due 2006 for $400,000,000. Filed as Exhibit 4.19 to Annual Report on Form 10-K dated December 18, 2001. Commission File No. 1-9618.
4.7
$40,000,000 Revolving Credit Agreement dated as of August 26, 2004, by and among Arrendadora Financiera Navistar, S.A. de C.V. and Servicios Financieros Navistar, S.A. de C.V. and Export Development Canada. The Registrant agrees to furnish to the Commission upon request a copy of such agreement, which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).
4.8
100,000,000 Mexican Peso Revolving Credit Agreement dated as of August 10, 2004, by and among Arrendadora Financiera Navistar, S.A. de C.V. and Servicios Financieros Navistar, S.A. de C.V. and Comerica Bank Mexico, S.A. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).
4.9
120,000,000 Mexican Peso Revolving Credit Agreement dated as February 27, 2002, by and between Arrendadora Financiera Navistar, S.A. de C.V., as borrower, and Nacional Financiera, S.N.C., as lender. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).
4.10
120,000,000 Mexican Peso Revolving Credit Agreement dated as February 27, 2002, by and between Servicios Financieros Navistar, S.A. de C.V., as borrower, and Nacional Financiera, S.N.C., as lender. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).
4.11	Navistar International Corporation Restated Stock Certificate filed as Exhibit 4.20 to Form 10-Q dated March 11, 2002. Commission File No. 1-9618.
4.12
Indenture, dated as of March 25, 2002, by and among Navistar Financial Corporation, Navistar International Corporation and BNY Midwest Trust Company, as Trustee, for Navistar Financial Corporation's 4.75% Subordinated Exchangeable Notes due 2009 for $200,000,000. Filed as Exhibit 4.1 to Form S-3 dated May 7, 2002. Registration No. 333-87716.
4.13
Registration Rights Agreement, dated as of March 25, 2002, by and among Navistar Financial Corporation, Navistar International Corporation, Salomon Smith Barney, Inc. and Banc of America Securities, LLC. Filed as Exhibit 4.2 to Form S-3 dated May 7, 2002. Registration No. 333-87716.

4.14
170,000,000 Mexican Peso Revolving Credit Agreement dated as of May 12, 2004, by and among Servicios Financieros Navistar, S.A. de C. V., as borrower and Ixe Banco, S.A., as lender. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).
4.15
$8,000,000 Revolving Credit Agreement dated as of September 29, 2003 and as amended on November 17, 2004, by and between Servicios Financieros Navistar, S.A. de C. V., as borrower and HSBC Mexico, S.A. (f/k/a Banco Internacional, S.A.), as lender. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).
4.16
80,000,000 Mexican Peso Revolving Credit Agreement dated as of September 3, 2003, by and between Servicios Financieros Navistar, S.A. de C. V., as borrower and Banco Invex, S.A., as lender. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).
4.17
200,000,000 Mexican Peso Revolving Credit Agreement dated as of October 16, 2002, and ratified on October 29, 2003, by and among Servicios Financieros Navistar, S.A. de C. V. and Arrendadora Financiera Navistar, S.A. de C.V., as borrowers and Scotiabank Inverlat, S.A., as lender. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).
4.18
Registration Rights Agreement, dated as of November 8, 2002, by and between Navistar International Corporation and the Investors party thereto. Filed as Exhibit 4.3 to Form S-3 dated December 6, 2002. Registration No. 333-101684.
4.19
Indenture, dated as of December 16, 2002, by and among Navistar International Corporation, International Truck and Engine Corporation and BNY Midwest Trust Company, as Trustee, for Navistar International Corporation's 2.50% Senior Convertible Notes due 2007 for $190,000,000. Filed as Exhibit 4.3 to Form S-3 dated February 25, 2003. Registration No. 333-103437.
4.20
Registration Rights Agreement, dated as of December 16, 2002, by and between Navistar International Corporation and Credit Suisse First Boston Corporation. Filed as Exhibit 4.2 to Form S-3 dated February 25, 2003. Registration No. 333-103437.
4.21
$3,000,000 Revolving Credit Agreement dated as of September 29, 2003, and as amended on November 17, 2004, by and between Arrendadora Financiera Navistar, S.A. de C.V., as borrower and HSBC Mexico S.A. (f/k/a Banco Internacional, S.A.), as lender. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).
4.22
100,000,000 Mexican Peso Revolving Credit Agreement dated as of December 11, 2003, by and between Arrendadora Financiera Navistar, S.A. de C.V., as borrower, and Nacional Financiera, S.N.C., as lender. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).

4.23
100,000,000 Mexican Peso Revolving Credit Agreement dated as of December 11, 2003, by and between Servicios Financieros Navistar, S.A. de C. V., as borrower, and Nacional Financiera, S.N.C., as lender. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).
4.24
First Amendment to the Credit Agreement for $820,000,000 Revolving Credit and Competitive Advance Facility dated as of December 8, 2000, between Navistar Financial Corporation, Arrendadora Financiera Navistar, S.A. de C.V., Servicios Financieros Navistar, S.A. de C. V. and Navistar Comercial, S.A. de C. V., as borrowers, lenders party thereto, The Chase Manhattan Bank as Administrative Agent, Bank of Americas as Syndication Agent and Bank of Nova Scotia as Documentation Agent. Filed as Exhibit 3.2 to Navistar Financial Corporation's Form 10-Q dated and filed March 8, 2004. Commission File No. 001-04146.
4.25
$50,000,000 Mexican Peso Revolving Credit Agreement dated as of November 24, 2004, between Servicios Financieros Navistar, S.A. de C. V., as borrower and Banco Mercantil del Norte, S.A., as lender. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).
4.26
$50,000,000 Mexican Peso Revolving Credit Agreement dated as of June 3, 2004, between Servicios Financieros Navistar, S.A. de C. V., as borrower and Banco del Bajio, S.A., as lender. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).
4.27
$25,000,000 Mexican Peso Revolving Credit Agreement dated as of June 3, 2004, between Arrendadora Financiera Navistar, S.A. de C.V., as borrower and Banco del Bajio, S.A., as lender. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).
4.28
$50,000,000 Mexican Peso Revolving Credit Agreements dated as of June 11, 2004, between Servicios Financieros Navistar, S.A. de C. V. and Arrendadora Financiera Navistar, S.A. de C.V. as borrowers and Banco Ve por Más. S.A., as lender. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).
4.29
Indenture, dated as of June 2, 2004, by and among Navistar International Corporation, International Truck and Engine Corporation and BNY Midwest Trust Company, as Trustee, for 7 1/2% Senior Notes due 2011 for $250,000,000. Filed as Exhibit 4.1 to Current Report on Form 8-K dated June 4, 2004. Commission File No. 1-9618.
4.30
First Supplement to Indenture, dated as of June 2, 2004, by and among Navistar International Corporation, International Truck and Engine Corporation and BNY Midwest Trust Company, as Trustee, for 7 1/2% Senior Notes due 2011 for $250,000,000. Filed as Exhibit 4.2 to Current Report on Form 8-K dated June 4, 2004. Commission File No. 1-9618.

4.31
Second Supplement to Indenture, dated as of June 2, 2004, by and among Navistar International Corporation, International Truck and Engine Corporation and BNY Midwest Trust Company, as Trustee, for 9 3/8% Senior Notes due 2006 for $400,000,000. Filed as Exhibit 4.3 to Current Report on Form 8-K dated June 4, 2004. Commission File No. 1-9618.
4.32
First Supplement to Indenture, dated as of June 11, 2004, by and among Navistar International Corporation, Navistar International Corporation and BNY Midwest Trust Company, as Trustee, for Navistar Financial Corporation's 4.75% Subordinated Exchangeable Notes due 2009 for $220,000,000. Filed as Exhibit 4.3 to Quarterly Report on Form 10-Q dated Septembe 10, 2004. Commission File No. 1-9618.
4.34
Registration Rights Agreement, dated as of March 2, 2005, by and among, Navistar International Corporation, Banc of America Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Credit Suisse First Boston LLC, Scotia Capital (USA) Inc., BNY Capital Markets, Inc. and RBC Capital Markets Corporation. Filed as Exhibit 4.34 to Quarterly Report on Form 10-Q dated April 25, 2005. Commission File No. 1-9618.
4.35
Indenture, dated as of March 2, 2005, by and among Navistar International Corporation, International Truck and Engine Corporation and The Bank of New York Trust Company, as Trustee, for its 6 1/4% Senior Notes due 2012 for $400,000,000. The Notes were sold in a Rule 144A private unregistered offering and pursuant to Regulation S for transactions outside the United States. Filed as Exhibit 4.35 to Quarterly Report on Form 10-Q dated April 25, 2005. Commission File No. 1-9618.

Instruments defining the rights of holders of other unregistered long-term debt of Navistar and its subsidiaries have been omitted from this exhibit index because the amount of debt authorized under any such instrument does not exceed 10% of the total assets of the Registrant and its consolidated subsidiaries. The Registrant agrees to furnish a copy of any such instrument to the Commission upon request.
5.1	Opinion of Kirkland & Ellis LLP†
8.1	Opinion of Kirkland & Ellis LLP†
10.1	Navistar International Corporation 1984 Stock Option Plan. Filed as Exhibit A to Proxy Statement dated February 6, 2984. Commission File No. 1-5236.
10.2
Pooling and Servicing Agreement dated as of June 8, 1995, among Navistar Financial Corporation, as Servicer, Navistar Financial Securities Corporation, as Seller, JP Morgan Chase Bank (survivor in the merger between JP Morgan and The Chase Manhattan Bank), as 1990 Trust Trustee, and The Bank of New York, as Master Trust Trustee. Filed on Registration No. 033-87374.
10.3
Series 1995-1 Supplement to the Pooling and Servicing Agreement dated as of June 8, 1995, among Navistar Financial Corporation, as Servicer, Navistar Financial Securities Corporation, as Seller, and The Bank of New York, as Master Trust Trustee on behalf of the Series 1995-1 Certificate holders. Filed on Registration No. 033-87374.
10.4	Navistar 1988 Non-Employee Director Stock Option Plan amended as of March 20, 1996. Filed as Exhibit 10.19 to Form 10-K dated December 22, 1997. Commission File No. 1-9618.

10.5	Form of Executive Severance Agreement which is executed with all executive officers dated June 16, 1997. Filed as Exhibit 10.5 to Form 10-Q dated September 12, 1997. Commission File No. 1-9618.
10.6	Executive Severance Agreement between J.R. Horne and the company dated June 16, 1997. Filed as Exhibit 10.35 to Form 10-Q dated March 11, 2002. Commission File No. 1-9618.
10.7
Series 1998-1 Supplement to the Pooling and Servicing Agreement dated as of July 17, 1998, among Navistar Financial Corporation, as Servicer, Navistar Financial Securities Corporation, as Seller, and the Bank of New York, as Master Trust Trustee on behalf of the Series 1998-1 certificate holders. Filed on Registration No. 333-30737.
10.8	Navistar International Corporation 1998 Interim Stock Plan. Filed as Exhibit 10.21 to Form 10-Q dated June 12, 1998. Commission File No. 1-9618.
10.9
Certificate Purchase Agreement dated as of January 28, 2000, between Navistar Financial Securities Corporation, as seller, Navistar Financial Corporation, as Servicer, Receivable Capital Corporation, as the Conduit Purchaser, Bank of America, National Association, as administrative Agent for the Purchasers, and Bank of America, National Association, as a Committed Purchaser filed on Form 8-K dated February 24, 2000. Commission File No. 033-87374.
10.10
Series 2000-1 Supplement to the Pooling and Servicing Agreement dated as of July 13, 2000, among Navistar Financial Corporation, as Servicer, Navistar Financial Securities Corporation, as Seller, and the Bank of New York, as Master Trust Trustee on behalf of the Series 2000-1 Certificate holders. Filed as Exhibit 4.1 to Navistar Financial Securities Corporation's Form 8-K dated July 14, 2000. Filed on Registration No. 333-32960.
10.11
Servicing Agreement dated as of October 16, 2000, between Navistar Financial Corporation, as Servicer, and Navistar Leasing Corporation, Harco Leasing Company, Inc., Truck Retail Instalment Paper Corp., The Bank of New York as Collateral Agent, and Bank One National Association, as Portfolio Trustee. Filed as Exhibit 10.01 to Navistar Financial Corporation's Form 10-Q dated March 15, 2001. Commission File No. 1-4146-1.
10.12
Indenture Agreement dated as of October 16, 2000, between Truck Retail Instalment Paper Corp., as Issuer, and The Bank of New York, as Indenture Trustee. Filed as Exhibit 10.03 to Navistar Financial Corporation's Form 10-Q dated March 15, 2001. Commission File No. 1-4146-1.
10.13
Series 2000-1 Supplement dated as of October 16, 2000, to the Indenture also dated October 16, 2000, between Truck Retail Instalment Paper Corp., as Issuer, and The Bank of New York, as Indenture Trustee. Filed as Exhibit 10.04 to Navistar Financial Corporation's Form 10-Q dated March 15, 2001. Commission File No. 1-4146-1.
10.14
Indenture dated as of April 27, 2001, between Navistar Financial 2001-A Owner Trust and The Bank of New York, as Indenture Trustee, with respect to Navistar Financial 2001-A Owner Trust. Filed as Exhibit 4.2 to Navistar Financial Retail Receivables Corporation's Form 8-K dated May 3, 2001. Filed on Registration No. 033-50291.

10.15
Supplement No. 1, dated as of July 24, 2001, to Indenture agreement dated October 16, 2000, among Truck Retail Instalment Paper Corp., and The Bank of New York, filed on Form 8-K dated August 6, 2001. Commission File No. 1-4146-1.
10.16	Form of Executive Severance Agreement Amendment which is executed with all executive officers. Filed as Exhibit 10.30 to Form 10-Q dated September 13, 2001. Commission File No. 1-9618.
10.17
Indenture dated as of November 1, 2001, between Navistar Financial 2001-B Owner Trust and The Bank of New York, as Indenture Trustee, with respect to Navistar Financial 2001-B Owner Trust. Filed as Exhibit 4.2 to Navistar Financial Retail Receivables Corporation's Form 8-K dated November 6, 2001. Filed on Registration No. 033-50291.
10.18	Navistar 1994 Performance Incentive Plan, as amended. Filed as Exhibit 10.31 to Form 10-Q dated March 11, 2002. Commission File No. 1-9618.
10.19	Navistar 1998 Supplemental Stock Plan, as amended and supplemented by the Restoration Stock Option Program. Filed as Exhibit 10.32 to Form 10-Q dated March 11, 2002. Commission File No. 1-9618.
10.20	Board of Directors resolution regarding director's annual retainer. Filed as Exhibit 10.33 to Form 10-Q dated March 11, 2002. Commission File No. 1-9618.
10.21	Navistar Non-Employee Director's Deferred Fee Plan. Filed as Exhibit 10.34 to Form 10-Q dated March 11, 2002. Commission File No. 1-9618.
10.22	Navistar 1998 Non-Employee Director Stock Option Plan, as amended. Filed as Exhibit 10.1 to Form S-8 dated April 23, 2002. Registration No. 333-86754.
10.23
Indenture dated as of April 30, 2002, between Navistar Financial 2002-A Owner Trust and The Bank of New York, as Indenture Trustee, with respect to Navistar Financial 2002-A Owner Trust. Filed as Exhibit 4.2 to Navistar Financial Retail Receivables Corporation's Form 8-K dated May 3, 2002. Filed on Registration Nos. 333-62445 and 333-67112.
10.24
Supplement No. 2, dated as of July 31, 2002, to Indenture agreement dated October 16, 2000, among Truck Retail Instalment Paper Corp. and The Bank of New York, filed on Form 8-K dated November 27, 2002. Commission File No. 1-4146-1.
10.26
Employment Agreement between Navistar International Corporation, International Truck and Engine Corporation and Robert C. Lannert. Filed as Exhibit 10.40 to Form 10-Q dated September 27, 2002. Commission File No. 1-9618.
10.27
Indenture dated as of November 19, 2002, between Navistar Financial 2002-B Owner Trust and The Bank of New York, as Indenture Trustee, with respect to Navistar Financial 2002-B Owner Trust. Filed as Exhibit 4.2 to Navistar Financial Retail Receivables Corporation's Form 8-K dated November 25, 2002. Filed on Registration No. 333-67112.
10.28
Board of Directors resolution approving an increase in the additional retainer paid to the audit committee members and to the committees. Filed as Exhibit 10.35 to Form 10-Q dated June 13, 2003. Commission File No. 1-9618.

10.29
Indenture dated as of June 5, 2003, between Navistar Financial 2003-A Owner Trust and The Bank of New York, as Indenture Trustee, with respect to Navistar Financial 2003-A Owner Trust. Filed as Exhibit 4.2 to Navistar Financial Retail Receivables Corporation's Form 8-K dated June 11, 2003. Filed on Registration No. 333-67112.
10.30
Series 2003-1 Supplement to the Pooling and Servicing Agreement dated as of July 13, 2003, among Navistar Financial Corporation, as Servicer, Navistar Financial Securities Corporatio, as Seller, and the Bank of New York, as Master Trust Trustee on behalf of the Series 2003-1 Certificateholders. Filed as Exhibit 4.1 to Navistar Financial Corporation's Form 8-K dated July 11, 2003. Registration No. 333-102345-01.
10.31
Indenture dated as of October 31, 2003, between Navistar Financial 2003-B Owner Trust and The Bank of New York, as Indenture Trustee, with respect to Navistar Financial 2003-B Owner Trust. Filed as Exhibit 4.2 to Navistar Financial Retail Receivables Corporation's Form 8-K dated November 5, 2003. Registration No. 333-67112.
10.32
Board of Directors resolution (1) approving an increase in the annual retainer paid to non-employee directors and (2) amending the director's restricted stock Plan to expire on December 31, 2005. Filed as Exhibit 10.35 to Form 10-K dated December 18, 2003. Commission File No. 1-9618.
10.33
Board of Directors resolution amending the 1994 Performance Incentive Plan, the 1998 Supplemental Stock Plan and the 1998 Non-Employee Director Stock Option Plan to prohibit the repricing and discounting of options. Filed as Exhibit 10.36 to Form 10-K dated December 18, 2003. Commission File No. 1-9618.
10.34	Navistar International Corporation 2004 Performance Incentive Plan. Filed as Appendix A to Proxy Statement dated and filed on January 15, 2004. Commission File No. 001-09618.
10.35
Indenture dated as of April 1, 2004, between Navistar Financial 2004-A Owner Trust and The Bank of New York, as Indenture Trustee, with respect to Navistar Financial 2004-A Owner Trust. Filed as Exhibit 4.2 to Navistar Financial Retail Receivables Corporation Navistar Financial 2004-A Owner Trust's Form 8-K dated April 5, 2004. Filed on Registration No. 333-67112-01.
10.36	Board of Directors resolution terminating the 1998 Non-Employee Directors Plan. Filed as Exhibit 10.39 to Form 10-Q dated June 9, 2004. Commission File No. 1-9618.
10.37	Amendment No. 1 to the Navistar International Corporation 2004 Performance Incentive Plan effective April 21, 2004. Filed as Exhibit 10.40 to Form 10-Q dated June 9, 2004. Commission File No. 1-9618.
10.38
Indenture dated as of June 10, 2004, between Navistar Financial Dealer Note Master Owner Trust, as Issuer, and The Bank of New York, as Indenture Trustee. Filed as Exhibit 4.2 to Navistar Financial Dealer Note Master Owner Trust's Current Report on Form 8-K dated June 10, 2004. Filed on File No. 333-104639.

10.39
Series 2004-1 Indenture Supplement, dated as of June 10, 2004, between Navistar Financial Dealer Note Master Owner Trust, as Issuer, and The Bank of New York, as Indenture Trustee. Filed as Exhibit 4.3 to Navistar Financial Dealer Note Master Owner Trust's Current Report on Form 8-K dated June 10, 2004. Commission File No. 333-104639.
10.40
Indenture, dated as of November 21, 2000, between Truck Engine Receivables Master Trust and The Bank of New York, as Indenture Trustee. Filed as Exhibit 10.63 to Navistar Financial Corporation's Quarterly Report on Form 10-Q dated September 10, 2004. Commission File No. 001-04146.
10.41
Series 2000-1 Indenture Supplement, dated as of November 21, 2000, between Truck Engine Receivables Master Trust and the Bank of New York, as Indenture Trustee. Filed as Exhibit 10.67 to Navistar Financial Corporation's Quarterly Report on Form 10-Q dated September 10, 2004. Commission File No. 001-04146.
10.42	Navistar International Corporation Amended and Restated Executive Stock Ownership Program dated September 1, 2004. Filed as Exhibit 99.1 to Form 8-K dated August 31, 2004. Commission File No. 1-9618.
10.43	Offer Letter to Deepak T. Kapur dated August 13, 2003. Filed as Exhibit 10.43 to Form 10-K dated February 15, 2005. Commission File No. 1-9618.
10.44
Trust Agreement between Servicios Financieros Navistar, S.A. de C. V., Sociedad Financiera de Objeto Limitado, a wholly owned subsidiary of the Registrant, and Banco J.P. Morgan, S.A., Institution de Banca Multiple, J.P. Morgan Grupo Financiero, Division Fiduciaria as trustee (the "Trustee") creating irrevocable trust No. F/00098 (the "Trust") dated December 2004 under which the Trust issued and placed in the Mexican Stock Exchange, Certificados Bursatiles, Serie A ("Notes"), having an aggregate original principal amount of $516,000,000.00 Mexican Pesos, under the revolving securitization program authorized by the Mexican National Banking and Securities Commission in an aggregate amount of $1,100,000.00 Mexican Pesos. This document is an English translation of the Mexican language original. The Registrant agrees to furnish to the Commission upon request a copy of the Mexican language original.
10.45	Form of Incentive Stock Option Award Agreement. Filed as Exhibit 10.45 to Form 10-K dated February 15, 2005. Commission File No. 1-9618.
10.46	Form of Supplement to Incentive Stock Option Award Agreement. Filed as Exhibit 10.46 to Form 10-K dated February 15, 2005. Commission File No. 1-9618.
10.47	Form of Non-Qualified Incentive Stock Option Award Agreement. Filed as Exhibit 10.47 to Form 10-K dated February 15, 2005. Commission File No. 1-9618.
10.48	Form of Supplement to Non-Qualified Stock Option Award Agreement. Filed as Exhibit 10.48 to Form 10-K dated February 15, 2005. Commission File No. 1-9618.
10.49	Form of Restoration Stock Option Award Agreement. Filed as Exhibit 10.49 to Form 10-K dated February 15, 2005. Commission File No. 1-9618.
10.50	Form of Supplement to Restoration Stock Option Award Agreement. Filed as Exhibit 10.50 to Form 10-K dated February 15, 2005. Commission File No. 1-9618.
10.51	Form of Non-Employee Director Award Agreement. Filed as Exhibit 10.51 to Form 10-K dated February 15, 2005. Commission File No. 1-9618.

10.52	Form of Supplement to Non-Employee Director Award Agreement. Filed as Exhibit 10.52 to Form 10-K dated February 15, 2005. Commission File No. 1-9618.
10.53	Form of Restricted Stock Award Agreement. Filed as Exhibit 10.53 to Form 10-K dated February 15, 2005. Commission File No. 1-9618.
10.54	Form of Premium Share Unit Award Agreement. Filed as Exhibit 10.54 to Form 10-K dated February 15, 2005. Commission File No. 1-9618.
10.55	Form of Deferred Share Unit Award Agreement. Filed as Exhibit 10.55 to Form 10-K dated February 15, 2005. Commission File No. 1-9618.
10.56
Board of Directors resolution approved an increase in the meeting fees payable to Directors for board and committee meetings. Filed as Exhibit 10.56 to Form 10-K dated February 15, 2005. Commission File No. 1-9618.
10.57
Indenture dated as of November 17, 2004, between Navistar Financial 2004-B Owner Trust and The Bank of New York, as Indenture Trustee, with respect to Navistar Financial 2004-B Owner Trust. Filed as Exhibit 4.2 to Navistar Financial 2004-B Owner Trust's Form 8-K dated March 9, 2005. Commission File No. 333-67112-06.
10.58
Series 2005-1 Supplement to the Pooling and Servicing Agreement, dated as of February 28, 2005, among the Corporation, as Servicer, Navistar Financial Securities Corporation, as Seller, and the Bank of New York, as Master Trust Trustee on behalf of the Series 2004-1 Certificate holders. Filed as Exhibit 4.1 to Navistar Financial Dealer Note Master Owner Trust's Form 8-K dated March 4, 2005. Commission File No. 333-104639-01.
21	Subsidiaries of Navistar International Corporation. Filed as Exhibit 21 to Form 10-K dated February 15, 2005. Commission File No. 1-9618.
23.1	Consent of Deloitte & Touche LLP*
23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)†
24.1	Powers of Attorney (included in Part II to the Registration Statement)*
25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of The Bank of New York Trust Company, N.A.†
99.1	Form of Letter of Transmittal.†
99.2	Form of Tender Instructions.†
99.3	Form of Notice of Guaranteed Delivery.†

†
Filed herewith.

*
Previously filed.

QuickLinks

Part II Information not required in prospectus
  Item 20. Indemnification of directors and officers.
  Item 21. Exhibits and financial statement schedules.
  Item 22. Undertakings.
Signatures
Exhibit index